Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-176218) and on Form S-8 (Nos. 33-79826, 33-92182, 333-59383, 333-55110, 333-103348, 333-116191, 333-136405, 333-144954, 333-153061, 333-155249, 333-158961, 333-166672, 333-173964, and 333-188770) of Newfield Exploration Company of our report dated February 27, 2014, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Houston, Texas
February 27, 2014